UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 16, 2007

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATION AND FINANCIAL CONDITION

On August 22, 2007, Blue Coat Systems, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its first quarter ended July 31, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01.	OTHER EVENTS

On August 16, 2007, the Company’s Board of Directors approved a two-for-one forward stock split of the Company’s common stock. The stock split will be effected by the issuance of a stock dividend of one share of the Company’s common stock for each share of the Company’s common stock issued and outstanding as of the record date of September 13, 2007. The shares of the Company’s common stock resulting from the stock split will be issued by the Company’s transfer agent. Following the stock split, the Company will have approximately 36.6 million shares outstanding, on an as converted basis, based on the number of shares outstanding as of August 21, 2007. The Company will begin trading on the NASDAQ Global Market on a split-adjusted basis on October 3, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release of Blue Coat Systems, Inc., dated August 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: August 22, 2007	By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Blue Coat Systems, Inc., dated August 22, 2007.